Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SALLIE MAE REPORTS FOURTH-QUARTER AND FULL-YEAR 2016 FINANCIAL RESULTS
Full-Year Private Education Loan Originations of $4.7 Billion, Up 8 Percent Year-Over-Year
Private Education Loan Portfolio Grows to $14.1 Billion, Up 34 Percent Year-Over-Year
Full-Year Net Interest Income Increases to $891 Million, Up 27 Percent Year-Over-Year

NEWARK, Del., Jan. 18, 2017 — Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released fourth-quarter 2016 and full-year 2016 financial results. In 2016, the company grew private education loan originations 8 percent to $4.7 billion, expanded its private education loan portfolio 34 percent to $14.1 billion, and increased net interest income 27 percent to $891 million, all compared to 2015.
“We continue to execute on our mission as we helped 348,000 families make college happen in 2016, originations of high-quality student loans increased again, and our efficiency ratio improved as we saw a healthy return on customer experience investments,” said Raymond J. Quinlan, chairman and CEO. “These positive indicators illustrate how Sallie Mae is positioned for continued growth in 2017.”
For the fourth-quarter 2016, GAAP net income was $70 million, compared with $90 million in the year-ago quarter. GAAP net income attributable to the company's common stock was $65 million ($0.15 diluted earnings per share) in the fourth-quarter 2016, compared with $85 million ($0.20 diluted earnings per share) in the year-ago quarter. The year-over-year decrease was primarily attributable to a $58-million decrease in gains on sales of loans, net, a $13-million increase in provision for credit losses, and a $13-million increase in total non-interest expenses, which were offset by a $58-million increase in net interest income and a $12-million decrease in income tax expense.
Comparisons of 2016 and 2015 results reflect the company's decision in early 2016 to retain all new loan originations and recognize interest income over the life of the loans rather than sell the loans and recognize gains from their sale. In 2015, the company sold $1.5 billion in loans for a pre-tax gain of $135 million, generating $0.20 diluted earnings per share attributable to this activity. In 2016, there was no corresponding gain or earnings per share contribution because loan sales were not repeated.
For 2016, GAAP net income was $250 million, compared with $274 million in 2015. GAAP net income attributable to the company's common stock was $229 million ($0.53 diluted earnings per share) in 2016, compared with $255 million ($0.59 diluted earnings per share) in 2015.
Fourth-quarter 2016 results vs. fourth-quarter 2015 included:

•	Private education loan originations of $608 million, up 6 percent.

•	Net interest income of $245 million, up 31 percent.

•	Net interest margin of 5.55 percent, up 7 basis points.

•	Average private education loans outstanding of $14.1 billion, up 33 percent.

•	Average yield on the private education loan portfolio was 8.08 percent, up 24 basis points.

•	Private education loan provision for loan losses was $43 million, up from $29 million.

•	Private education loans in forbearance were 3.5 percent of private education loans in repayment and forbearance, up from 3.4 percent.

•	Private education loan delinquencies as a percentage of private education loans in repayment were 2.1 percent, down from 2.2 percent.

Core earnings for the fourth-quarter 2016 were $73 million, compared with $90 million in the year-ago quarter. Core earnings attributable to the company's common stock were $67 million ($0.15 diluted earnings per share) in the fourth-quarter 2016, compared with $85 million ($0.20 diluted earnings per share) in the year-ago quarter.
Core earnings for 2016 were $252 million, compared with $273 million for 2015. Core earnings attributable to the company's common stock were $231 million ($0.53 diluted earnings per share) for 2016, compared with $254 million ($0.59 diluted earnings per share) for 2015.
Sallie Mae provides core earnings because it is one of several measures used to evaluate management performance and allocate corporate resources. The difference between core earnings and GAAP net income is driven by mark-to-market unrealized gains and losses on derivative contracts recognized in GAAP, but not in core earnings results. Management believes its derivatives are effective economic hedges, and, as such, they are a critical element of the company's interest rate risk management strategy.
Fourth-quarter 2016 and full-year 2016 GAAP results included $4.4 million and $3.1 million, respectively, of pre-tax losses from derivative accounting treatment that are excluded from core earnings results, vs. pre-tax gains of $0.3 million and $1.8 million, respectively, in the year-ago periods.
Total Non-Interest Expenses
Total non-interest expenses were $98 million in the fourth-quarter 2016, compared with $85 million in the year-ago quarter (which included a $1 million credit to restructuring and other reorganization expenses). Operating expenses grew 15 percent from the year-ago quarter while the non-GAAP operating efficiency ratio decreased to 38.6 percent in the fourth-quarter 2016, from 42.5 percent in the year-ago quarter.
Total non-interest expenses were $386 million for 2016, compared with $356 million for 2015 (which included $5 million in restructuring and other reorganization expenses). Full-year operating expenses grew 10 percent year-over-year while the non-GAAP operating efficiency ratio decreased to 40.2 percent in 2016, from 46.8 percent in 2015.  The improvement in the non-GAAP operating efficiency ratio is primarily due to the continued infrastructure efficacy as the portfolio grows, and operational improvements resulting from 2015 customer experience investments.
Income Tax Expense
Income tax expense decreased to $43 million in the fourth-quarter 2016 from $55 million in the year-ago quarter. The effective income tax rate in fourth-quarter 2016 was 38.0 percent, relatively unchanged from 37.9 percent in the year-ago quarter.
Income tax expense decreased to $164 million in 2016 from $165 million in 2015. The company’s effective income tax rate increased to 39.6 percent in 2016 from 37.5 percent in 2015. The increase in the effective income tax rate for 2016 was primarily the result of an increase in uncertain tax positions. Managing uncertain tax positions will add volatility to the company's reported effective tax rate, but should not impact its expected cash tax liability.
Capital
The regulatory capital ratios of the company’s Sallie Mae Bank subsidiary continue to exceed guidelines for institutions considered “well capitalized.” At Dec. 31, 2016, Sallie Mae Bank’s regulatory capital ratios were as follows:

	Dec. 31, 2016	"Well Capitalized" Regulatory Requirements
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	12.6 percent	6.5 percent
Tier 1 Capital (to Risk-Weighted Assets)	12.6 percent	8.0 percent
Total Capital (to Risk-Weighted Assets)	13.8 percent	10.0 percent
Tier 1 Capital (to Average Assets)	11.1 percent	5.0 percent

Deposits
Deposits at the company totaled $13.4 billion ($7.1 billion in brokered deposits and $6.3 billion in retail and other deposits) at Dec. 31, 2016, compared with $11.5 billion ($7.3 billion in brokered deposits and $4.2 billion in retail and other deposits) at Dec. 31, 2015. The increase was primarily driven by growth in retail deposits and other money market deposits.

Guidance
The company expects 2017 results to be as follows:

•	Full-year diluted core earnings per share: $0.67 - $0.69.

•	Full-year private education loan originations of $4.9 billion.

•	Full-year non-GAAP operating efficiency ratio: 38 percent - 39 percent.

***
Sallie Mae will host an earnings conference call tomorrow, Jan. 19, 2017, at 8 a.m. EST. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. Individuals interested in participating in the call should dial 877-356-5689 (USA and Canada) or dial 706-679-0623 (international) and use access code 30532768 starting at 7:45 a.m. EST. A live audio webcast of the conference call may be accessed at www.SallieMae.com/investors. A replay of the conference call will be available approximately two hours after the call’s conclusion and will remain available through Feb. 1, 2017, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 30532768.
Presentation slides for the conference call may be accessed at www.SallieMae.com/investors under the webcasts tab.

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about the company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2015 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 26, 2016) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting and restructuring initiatives and the adverse effects of such initiatives on the company's business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of its customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of its earning assets versus its funding arrangements; rates of prepayments on the loans made by the company and its subsidiaries; changes in general economic conditions and the company's ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations.
The company reports financial results on a GAAP basis and also provides certain “Core Earnings” performance measures. The difference between the company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-market gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in “Core Earnings” results. The company provides “Core Earnings” measures because this is what management uses when making management decisions regarding the company’s performance and the allocation of corporate resources. The company’s “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.
For additional information, see “Management's Discussion and Analysis of Financial Condition and Results of Operations — GAAP Consolidated Earnings Summary -‘Core Earnings’ ” in the company’s Form 10-Q for the quarter ended Sept. 30, 2016 for a further discussion and the “‘Core Earnings’ to GAAP Reconciliation” table in this press release for a complete reconciliation between GAAP net income and “Core Earnings.”

The company reports a non-GAAP operating efficiency ratio. A GAAP-based operating efficiency ratio would compare total non-interest expenses to net revenue (which consists of net interest income, before provisions for credit losses, plus non-interest income). Our operating efficiency ratio is a non-GAAP measure because we adjust (a) the non-interest expense numerator by deducting restructuring and other reorganization expenses, and (b) the net revenue denominator by deducting gains on sales of loans, net. We believe doing so provides useful information to investors because it is a measure used by our management team to monitor our effectiveness in managing operating expenses. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate our ratio. Accordingly, our non-GAAP operating efficiency ratio may not be comparable to similar measures used by other companies.

***

Sallie Mae (Nasdaq: SLM) is the nation’s saving, planning, and paying for college company. Whether college is a long way off or just around the corner, Sallie Mae offers products that promote responsible personal finance, including private education loans, Upromise rewards, scholarship search, college financial planning tools, and online retail banking. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

###

Contacts:

Media:	Martha Holler, 302-451-4900, martha.holler@salliemae.com, Rick Castellano, 302-451-2541, rick.castellano@salliemae.com
Investors:	Brian Cronin, 302-451-0304, brian.cronin@salliemae.com
###

Selected Financial Information and Ratios
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data and percentages)	2016	2015	2016	2015

Net income attributable to SLM Corporation common stock	$64,736	$84,856	$229,123	$254,689
Diluted earnings per common share attributable to SLM Corporation	$0.15	$0.20	$0.53	$0.59
Weighted average shares used to compute diluted earnings per share	435,419	431,531	432,919	432,234
Return on assets	1.5%	2.5%	1.5%	2.0%
Non-GAAP operating efficiency ratio(1)	38.6%	42.5%	40.2%	46.8%

Other Operating Statistics
Ending Private Education Loans, net	$14,113,409	$10,515,505	$14,113,409	$10,515,505
Ending FFELP Loans, net	1,011,678	1,115,086	1,011,678	1,115,086
Ending total education loans, net	$15,125,087	$11,630,591	$15,125,087	$11,630,591

Average education loans	$15,082,071	$11,707,966	$13,811,081	$10,998,776
_________
(1) A GAAP-based operating efficiency ratio would compare total non-interest expenses to net revenue (which consists of net interest income, before provisions for credit losses, plus non-interest income). Our operating efficiency ratio is a non-GAAP measure because we adjust (a) the non-interest expense numerator by deducting restructuring and other reorganization expenses, and (b) the net revenue denominator by deducting gains on sales of loans, net. We believe doing so provides useful information to investors because it is a measure used by our management team to monitor our effectiveness in managing operating expenses. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate our ratio. Accordingly, our non-GAAP operating efficiency ratio may not be comparable to similar measures used by other companies.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$1,918,793	$2,416,219
Available-for-sale investments at fair value (cost of $211,406 and $196,402, respectively)	208,603	195,391
Loans held for investment (net of allowance for losses of $184,701 and $112,507, respectively)	15,137,922	11,630,591
Restricted cash and investments	53,717	27,980
Other interest-earning assets	49,114	54,845
Accrued interest receivable	766,106	564,496
Premises and equipment, net	87,063	81,273
Tax indemnification receivable	259,532	186,076
Other assets	52,153	57,227
Total assets	$18,533,003	$15,214,098

Liabilities
Deposits	$13,435,667	$11,487,707
Short-term borrowings	—	500,175
Long-term borrowings	2,167,979	579,101
Income taxes payable, net	184,324	166,662
Upromise related liabilities	256,041	275,384
Other liabilities	141,934	108,746
Total liabilities	16,185,945	13,117,775

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series A: 3.3 million and 3.3 million shares issued, respectively, at stated value of $50 per share	165,000	165,000
Series B: 4 million and 4 million shares issued, respectively, at stated value of $100 per share	400,000	400,000
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 436.6 million and 430.7 million shares issued, respectively	87,327	86,136
Additional paid-in capital	1,175,564	1,135,860
Accumulated other comprehensive loss (net of tax benefit $5,364 and $9,949, respectively)	(8,671)	(16,059)
Retained earnings	595,322	366,609
Total SLM Corporation stockholders' equity before treasury stock	2,414,542	2,137,546
Less: Common stock held in treasury at cost: 7.7 million and 4.4 million shares, respectively	(67,484)	(41,223)
Total equity	2,347,058	2,096,323
Total liabilities and equity	$18,533,003	$15,214,098

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Interest income:
Loans	$295,241	$218,703	$1,060,487	$817,120
Investments	2,005	2,501	9,160	10,247
Cash and cash equivalents	2,767	1,183	7,599	3,751
Total interest income	300,013	222,387	1,077,246	831,118
Interest expense:
Deposits	40,775	29,430	148,408	116,391
Interest expense on short-term borrowings	1,495	1,771	7,322	6,490
Interest expense on long-term borrowings	12,309	3,340	30,178	5,738
Total interest expense	54,579	34,541	185,908	128,619
Net interest income	245,434	187,846	891,338	702,499
Less: provisions for credit losses	43,226	30,382	159,405	90,055
Net interest income after provisions for credit losses	202,208	157,464	731,933	612,444
Non-interest income:
Gains on sales of loans, net	230	58,484	230	135,358
(Losses) gains on derivatives and hedging activities, net	(4,114)	953	(958)	5,300
Other income	13,235	12,561	69,544	41,935
Total non-interest income	9,351	71,998	68,816	182,593
Non-interest expenses:
Compensation and benefits	45,337	39,896	183,996	158,975
FDIC assessment fees	5,661	4,118	19,209	14,348
Other operating expenses	47,038	41,231	182,202	175,772
Total operating expenses	98,036	85,245	385,407	349,095
Acquired intangible asset amortization expense	159	370	906	1,480
Restructuring and other reorganization expenses	—	(913)	—	5,398
Total non-interest expenses	98,195	84,702	386,313	355,973
Income before income tax expense	113,364	144,760	414,436	439,064
Income tax expense	43,122	54,915	164,109	164,780
Net income	70,242	89,845	250,327	274,284
Preferred stock dividends	5,506	4,989	21,204	19,595
Net income attributable to SLM Corporation common stock	$64,736	$84,856	$229,123	$254,689
Basic earnings per common share attributable to SLM Corporation	$0.15	$0.20	$0.54	$0.60
Average common shares outstanding	428,368	426,137	427,876	425,574
Diluted earnings per common share attributable to SLM Corporation	$0.15	$0.20	$0.53	$0.59
Average common and common equivalent shares outstanding	435,419	431,531	432,919	432,234

SLM CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net income	$70,242	$89,845	$250,327	$274,284
Other comprehensive income (loss):
Unrealized losses on investments	(6,515)	(1,706)	(1,792)	(2,205)
Unrealized gains (losses) on cash flow hedges	37,546	14,060	13,764	(5,224)
Total unrealized gains (losses)	31,031	12,354	11,972	(7,429)
Income tax (expense) benefit	(11,890)	(4,898)	(4,585)	2,763
Other comprehensive gains (losses), net of tax (expense) benefit	19,141	7,456	7,387	(4,666)
Total comprehensive income	$89,383	$97,301	$257,714	$269,618

“Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

	Quarters Ended December 31,		Years Ended December 31,
(Dollars in thousands, except per share amounts)	2016	2015	2016	2015

“Core Earnings” adjustments to GAAP:
GAAP net income	$70,242	$89,845	$250,327	$274,284
Preferred stock dividends	5,506	4,989	21,204	19,595
GAAP net income attributable to SLM Corporation common stock	$64,736	$84,856	$229,123	$254,689

Adjustments:
Net impact of derivative accounting(1)	4,386	(348)	3,127	(1,849)
Net tax effect(2)	1,682	(124)	1,199	(711)
Total “Core Earnings” adjustments to GAAP	2,704	(224)	1,928	(1,138)

“Core Earnings” attributable to SLM Corporation common stock	$67,440	$84,632	$231,051	$253,551

GAAP diluted earnings per common share	$0.15	$0.20	$0.53	$0.59
Derivative adjustments, net of tax	—	—	—	—
“Core Earnings” diluted earnings per common share	$0.15	$0.20	$0.53	$0.59
______
(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, as well as the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at the Bank where the derivative instruments are held.

Average Balance Sheets - GAAP
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities and reflects our net interest margin on a consolidated basis.

	Quarters Ended December 31,				Years Ended December 31,
	2016		2015		2016		2015
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
Private Education Loans	$14,057,669	8.08%	$10,578,001	7.84%	$12,747,756	8.02%	$9,819,053	7.93%
FFELP Loans	1,024,402	3.70	1,129,965	3.35	1,063,325	3.53	1,179,723	3.26
Other loans	3,496	7.50	—	—	1,114	6.77	—	—
Taxable securities	479,384	1.65	390,204	2.54	407,860	2.24	395,718	2.59
Cash and other short-term investments	2,017,081	0.55	1,507,528	0.31	1,480,170	0.51	1,407,158	0.27
Total interest-earning assets	17,582,032	6.79%	13,605,698	6.48%	15,700,225	6.86%	12,801,652	6.49%

Non-interest-earning assets	816,337		677,109		772,167		670,084

Total assets	$18,398,369		$14,282,807		$16,472,392		$13,471,736

Average Liabilities and Equity
Brokered deposits	$7,302,429	1.32%	$6,764,673	1.16%	$7,154,218	1.31%	$6,640,078	1.19%
Retail and other deposits	5,961,087	1.09	3,989,790	0.95	5,095,631	1.06	3,869,359	0.95
Other interest-bearing liabilities(1)	2,205,726	2.51	907,538	2.29	1,476,740	2.58	398,851	3.27
Total interest-bearing liabilities	15,469,242	1.40%	11,662,001	1.18%	13,726,589	1.35%	10,908,288	1.18%

Non-interest-bearing liabilities	624,041		563,942		539,153		610,715
Equity	2,305,086		2,056,864		2,206,650		1,952,733
Total liabilities and equity	$18,398,369		$14,282,807		$16,472,392		$13,471,736

Net interest margin		5.55%		5.48%		5.68%		5.49%
______
(1) For the three and twelve months ended December 31, 2016, includes the average balance of our secured borrowings and amortization expense of transaction costs related to our term asset-backed securitizations and our asset-backed commercial paper funding facility.

Earnings per Common Share

	Quarters Ended December 31,		Years Ended December 31,
(In thousands, except per share data)	2016	2015	2016	2015
Numerator:
Net income	$70,242	$89,845	$250,327	$274,284
Preferred stock dividends	5,506	4,989	21,204	19,595
Net income attributable to SLM Corporation common stock	$64,736	$84,856	$229,123	$254,689
Denominator:
Weighted average shares used to compute basic EPS	428,368	426,137	427,876	425,574
Effect of dilutive securities:
Dilutive effect of stock options, restricted stock, restricted stock units and Employee Stock Purchase Plan	7,051	5,214	5,043	6,660
Weighted average shares used to compute diluted EPS	435,419	431,351	432,919	432,234

Basic earnings per common share attributable to SLM Corporation:	$0.15	$0.20	$0.54	$0.60

Diluted earnings per common share attributable to SLM Corporation:	$0.15	$0.20	$0.53	$0.59

Allowance for Loan Losses Metrics

	Quarters Ended
	December 31,
	2016			2015
(Dollars in thousands)	FFELP Loans	Private Education Loans	Total	FFELP Loans	Private Education Loans	Total
Allowance for Loan Losses:
Beginning balance	$2,209	$162,630	$164,839	$4,170	$100,033	$104,203
Total provision	224	42,808	43,032	(39)	28,715	28,676
Net charge-offs:
Charge-offs	(262)	(25,224)	(25,486)	(440)	(19,231)	(19,671)
Recoveries	—	3,284	3,284	—	1,291	1,291
Net charge-offs	(262)	(21,940)	(22,202)	(440)	(17,940)	(18,380)
Loan sales(1)	—	(1,026)	(1,026)	—	(1,992)	(1,992)
Ending Balance	$2,171	$182,472	$184,643	$3,691	$108,816	$112,507
Allowance:
Ending balance: individually evaluated for impairment	$—	$86,930	$86,930	$—	$43,480	$43,480
Ending balance: collectively evaluated for impairment	$2,171	$95,542	$97,713	$3,691	$65,336	$69,027
Loans:
Ending balance: individually evaluated for impairment	$—	$612,606	$612,606	$—	$265,831	$265,831
Ending balance: collectively evaluated for impairment	$1,010,908	$13,639,069	$14,649,977	$1,115,663	$10,330,606	$11,446,269
Net charge-offs as a percentage of average loans in repayment (annualized)(2)	0.13%	0.95%		0.21%	1.08%
Allowance as a percentage of the ending total loan balance	0.21%	1.28%		0.33%	1.03%
Allowance as a percentage of the ending loans in repayment(2)	0.28%	1.88%		0.45%	1.57%
Allowance coverage of net charge-offs (annualized)	2.07	2.08		2.10	1.52
Ending total loans, gross	$1,010,908	$14,251,675		$1,115,663	$10,596,437
Average loans in repayment(2)	$788,196	$9,265,149		$823,940	$6,646,604
Ending loans in repayment(2)	$786,332	$9,709,758		$813,815	$6,927,266
________

(1)	Represents fair value adjustments on loans sold.

(2)
Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Years Ended
	December 31,
	2016			2015
(Dollars in thousands)	FFELP Loans	Private Education Loans	Total	FFELP Loans	Private Education Loans	Total
Allowance for Loan Losses:
Beginning balance	$3,691	$108,816	$112,507	$5,268	$78,574	$83,842
Total provision	(172)	159,511	159,339	1,005	87,344	88,349
Net charge-offs:
Charge-offs	(1,348)	(90,203)	(91,551)	(2,582)	(55,357)	(57,939)
Recoveries	—	10,382	10,382	—	5,820	5,820
Net charge-offs	(1,348)	(79,821)	(81,169)	(2,582)	(49,537)	(52,119)
Loan sales(1)	—	(6,034)	(6,034)	—	(7,565)	(7,565)
Ending Balance	$2,171	$182,472	$184,643	$3,691	$108,816	$112,507
Allowance:
Ending balance: individually evaluated for impairment	$—	$86,930	$86,930	$—	$43,480	$43,480
Ending balance: collectively evaluated for impairment	$2,171	$95,542	$97,713	$3,691	$65,336	$69,027
Loans:
Ending balance: individually evaluated for impairment	$—	$612,606	$612,606	$—	$265,831	$265,831
Ending balance: collectively evaluated for impairment	$1,010,908	$13,639,069	$14,649,977	$1,115,663	$10,330,606	$11,446,269
Net charge-offs as a percentage of average loans in repayment(2)	0.17%	0.96%		0.30%	0.82%
Allowance as a percentage of the ending total loan balance	0.21%	1.28%		0.33%	1.03%
Allowance as a percentage of the ending loans in repayment(2)	0.28%	1.88%		0.45%	1.57%
Allowance coverage of net charge-offs	1.61	2.29		1.43	2.20
Ending total loans, gross	$1,010,908	$14,251,675		$1,115,663	$10,596,437
Average loans in repayment(2)	$793,203	$8,283,036		$857,359	$6,031,741
Ending loans in repayment(2)	$786,332	$9,709,758		$813,815	$6,927,266

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(1)	Represents fair value adjustments on loans sold.

(2)
Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

Private Education Loan Key Credit Quality Indicators

	December 31,
	2016		2015
(Dollars in thousands)	Balance(1)	% of Balance	Balance(1)	% of Balance

Cosigners:
With cosigner	$12,816,512	90%	$9,515,136	90%
Without cosigner	1,435,163	10	1,081,301	10
Total	$14,251,675	100%	$10,596,437	100%

FICO at Original Approval:
Less than 670	$920,132	6%	$700,779	7%
670-699	2,092,722	15	1,554,959	15
700-749	4,639,958	33	3,403,823	32
Greater than or equal to 750	6,598,863	46	4,936,876	46
Total	$14,251,675	100%	$10,596,437	100%

Seasoning(2):
1-12 payments	$3,737,110	26%	$3,059,901	29%
13-24 payments	2,841,107	20	2,096,412	20
25-36 payments	1,839,764	13	1,084,818	10
37-48 payments	917,633	7	513,125	5
More than 48 payments	726,106	5	414,217	4
Not yet in repayment	4,189,955	29	3,427,964	32
Total	$14,251,675	100%	$10,596,437	100%

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(1)	Balance represents gross Private Education Loans.

(2)	Number of months in active repayment (whether interest only payment, fixed payment or full principal and interest payment status) for which a scheduled payment was due.

Private Education Loan Delinquencies

 The following table provides information regarding the loan status of our Private Education Loans. Loans in repayment include loans making interest only or fixed payments as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Private Education Loans
	December 31,
	2016		2015
(Dollars in thousands)	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$4,189,955		$3,427,964
Loans in forbearance(2)	351,962		241,207
Loans in repayment and percentage of each status:
Loans current	9,509,394	97.9%	6,773,095	97.8%
Loans delinquent 31-60 days(3)	124,773	1.3	91,129	1.3
Loans delinquent 61-90 days(3)	51,423	0.5	42,048	0.6
Loans delinquent greater than 90 days(3)	24,168	0.3	20,994	0.3
Total loans in repayment	9,709,758	100.0%	6,927,266	100.0%
Total loans, gross	14,251,675		10,596,437
Deferred origination costs	44,206		27,884
Total loans	14,295,881		10,624,321
Allowance for losses	(182,472)		(108,816)
Total loans, net	$14,113,409		$10,515,505
Percentage of loans in repayment		68.1%		65.4%
Delinquencies as a percentage of loans in repayment		2.1%		2.2%
Loans in forbearance as a percentage of loans in repayment and forbearance		3.5%		3.4%
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(1)
Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation).

(2)
Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.

(3)	The period of delinquency is based on the number of days scheduled payments are contractually past due.

Summary of Our Education Loan Portfolio
Ending Education Loan Balances, net

	December 31,
	2016			2015
(Dollars in thousands)	Private Education Loans	FFELP Loans	Total Portfolio	Private Education Loans	FFELP Loans	Total Portfolio
Total education loan portfolio:
In-school(1)	$3,371,870	$377	$3,372,247	$2,823,035	$582	$2,823,617
Grace, repayment and other(2)	10,879,805	1,010,531	11,890,336	7,773,402	1,115,081	8,888,483
Total, gross	14,251,675	1,010,908	15,262,583	10,596,437	1,115,663	11,712,100
Deferred origination costs and unamortized premium	44,206	2,941	47,147	27,884	3,114	30,998
Allowance for loan losses	(182,472)	(2,171)	(184,643)	(108,816)	(3,691)	(112,507)
Total education loan portfolio	$14,113,409	$1,011,678	$15,125,087	$10,515,505	$1,115,086	$11,630,591

% of total	93%	7%	100%	90%	10%	100%
(1)      Loans for customers still attending school and who are not yet required to make payments on the loan.
(2)     Includes loans in deferment or forbearance.

Average Education Loan Balances (net of unamortized premium/discount)

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2016		2015		2016		2015
Private Education Loans	$14,057,669	93%	$10,578,001	90%	$12,747,756	92%	$9,819,053	89%
FFELP Loans	1,024,402	7	1,129,965	10	1,063,325	8	1,179,723	11
Total portfolio	$15,082,071	100%	$11,707,966	100%	$13,811,081	100%	$10,998,776	100%

Education Loan Activity

	Quarters Ended
	December 31,
	2016			2015
(Dollars in thousands)	Private Education Loans	FFELP Loans	Total Portfolio	Private Education Loans	FFELP Loans	Total Portfolio
Beginning balance	$13,725,959	$1,034,545	$14,760,504	$10,766,511	$1,142,637	$11,909,148
Acquisitions and originations	612,991	—	612,991	579,705	—	579,705
Capitalized interest and deferred origination cost premium amortization	181,052	8,901	189,953	120,676	9,420	130,096
Sales	(1,609)	—	(1,609)	(698,795)	—	(698,795)
Loan consolidation to third parties	(91,150)	(10,118)	(101,268)	(33,511)	(8,824)	(42,335)
Repayments and other	(313,834)	(21,650)	(335,484)	(219,081)	(28,147)	(247,228)
Ending balance	$14,113,409	$1,011,678	$15,125,087	$10,515,505	$1,115,086	$11,630,591

	Years Ended
	December 31,
	2016			2015
(Dollars in thousands)	Private Education Loans	FFELP Loans	Total Portfolio	Private Education Loans	FFELP Loans	Total Portfolio
Beginning balance	$10,515,505	$1,115,086	$11,630,591	$8,246,647	$1,263,139	$9,509,786
Acquisitions and originations	4,685,622	—	4,685,622	4,366,651	—	4,366,651
Capitalized interest and deferred origination cost premium amortization	339,163	35,774	374,937	239,330	39,743	279,073
Sales	(9,521)	—	(9,521)	(1,412,015)	—	(1,412,015)
Loan consolidation to third parties	(235,118)	(45,014)	(280,132)	(75,369)	(43,087)	(118,456)
Repayments and other	(1,182,242)	(94,168)	(1,276,410)	(849,739)	(144,709)	(994,448)
Ending balance	$14,113,409	$1,011,678	$15,125,087	$10,515,505	$1,115,086	$11,630,591

Private Education Loan Originations
The following table summarizes our Private Education Loan originations. Originations represent loans that were funded or acquired during the period presented.

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2016	%	2015	%	2016	%	2015	%
Smart Option - interest only(1)	$156,508	26%	$142,231	25%	$1,189,517	25%	$1,075,260	25%
Smart Option - fixed pay(1)	177,771	29	186,354	32	1,403,421	30	1,350,680	31
Smart Option - deferred(1)	263,296	44	245,869	43	2,034,100	44	1,902,729	44
Smart Option - principal and interest	1,319	—	383	—	7,953	—	1,727	—
Parent Loan	8,794	1	—	—	31,272	1	—
Total Private Education Loan originations	$607,688	100%	$574,837	100%	$4,666,263	100%	$4,330,396	100%

Percentage of loans with a cosigner	87%		88%		89%		90%
Average FICO at approval	748		746		748		749
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(1)	Interest only, fixed pay and deferred describe the payment option while in school or in grace period.

Deposits
Interest bearing deposits are summarized as follows:

	December 31,
	2016		2015
(Dollars in thousands)	Amount	Year-End Weighted Average Stated Rate(1)	Amount	Year-End Weighted Average Stated Rate(1)

Money market	$7,129,404	1.22%	$4,886,299	1.19%
Savings	834,521	0.84%	669,254	0.82%
Certificates of deposit	5,471,065	1.41%	5,931,453	0.98%
Deposits - interest bearing	$13,434,990		$11,487,006
_____
(1) Includes the effect of interest rate swaps in effective hedge relationships.

Regulatory Capital

(Dollars in thousands)	Actual		“Well Capitalized” Regulatory Requirements
	Amount	Ratio	Amount		Ratio
As of December 31, 2016:
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$2,011,583	12.6%	$1,038,638	>	6.5%
Tier 1 Capital (to Risk-Weighted Assets)	$2,011,583	12.6%	$1,278,323	>	8.0%
Total Capital (to Risk-Weighted Assets)	$2,197,997	13.8%	$1,597,904	>	10.0%
Tier 1 Capital (to Average Assets)	$2,011,583	11.1%	$907,565	>	5.0%

As of December 31, 2015:
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$1,734,315	14.4%	$781,638	>	6.5%
Tier 1 Capital (to Risk-Weighted Assets)	$1,734,315	14.4%	$962,017	>	8.0%
Total Capital (to Risk-Weighted Assets)	$1,848,528	15.4%	$1,202,521	>	10.0%
Tier 1 Capital (to Average Assets)	$1,734,315	12.3%	$704,979	>	5.0%